Exhibit 99.5

ENTERTAINMENT GAMING ASIA INC.

UP TO 27,777,673 SHARES OF COMMON STOCK

ISSUABLE UPON EXERCISE OF NON-TRANSFERABLE

RIGHTS TO SUBSCRIBE FOR SUCH SHARES

BENEFICIAL OWNER ELECTION FORM

I (We) acknowledge receipt of your letter and the enclosed materials relating to the offering of shares of common stock, par value $0.001 per share (the “Shares”) of ENTERTAINMENT GAMING ASIA INC. (the “Company”), issuable upon the exercise of subscription rights (“Subscription Rights”).

In this form, I (we) instruct you whether to exercise Subscription Rights to purchase Shares distributed with respect to the common stock, par value $0.001 per share (the “Common Stock”), of the Company held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated _______________, 2014 (as amended the “Prospectus”).

BOX 1.☐	Please do not exercise Subscription Rights for me (us).

BOX 2.☐	Please exercise Subscription Rights for me (us) and purchase Shares as set forth below:

Number of shares of Common Stock owned as of the date hereof:

	Number of Shares of Common Stock	Subscription Ratio	Subscription Price	Payment
Basic Subscription Right	_______________ X	.92278 X	$0.54	= $_________

IF YOU HAVE FULLY EXERCISED YOUR BASIC SUBSCRIPTION RIGHT ABOVE and you wish to purchase additional Shares, subject to availability and the conditions and limitations described in the Prospectus, please so indicate by completing the additional required information:

	Number of Shares of Common Stock	Subscription Price	Payment
Oversubscription Right	_______________ X	$0.54	= $_________

TOTAL SUBSCRIPTION PAYMENT REQUIRED:

FORM OF PAYMENT:

☐	Payment in the following amount is enclosed: $ .

☐	Please deduct payment of $_____ from my (our) following account maintained by you:

(Type of Account)	(Account Number)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•     Acknowledge receipt of the Prospectus and irrevocably elect to purchase the number of Shares indicated above upon the terms and conditions specified in the Prospectus; and

•     Agree that if I (we) fail to pay for the Shares that I (we) have elected to purchase, you may exercise any remedies available to you under the law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or in any other fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address:

Telephone No.: